                                                                      Exhibit 20

                          KEY AUTO FINANCE TRUST 1997-1

             MONTHLY STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS
                          Servicer: Key Bank USA, N.A.

                    Indenture Trustee: Bankers Trust Company
                  Owner Trustee: Chase Manhattan Bank Delaware

Collection Period:  December 1 to December 31, 1999
Distribution Date:  January 18, 2000

Statement for Class A and Class B Noteholders and Certificateholders                                Per $1,000 of Original
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                            Class A/Class B
                                                                                                      Certificate Amount
                                                                                                 ------------------------------
(i)   Principal Distribution

          Class A-1 Note  Amount                                                            0.00                     0.0000000
          Class A-2 Note  Amount                                                            0.00                     0.0000000
          Class A-3 Note  Amount                                                    5,125,541.01                   111.0843070
          Class B  Note  Amount                                                             0.00                     0.0000000
          Certificates  Amount                                                              0.00                     0.0000000


(ii)  Interest Distribution

          Class A-1 Note  Amount                                                            0.00                     0.0000000
          Class A-2 Note  Amount                                                            0.00                     0.0000000
          Class A-3 Note  Amount                                                      203,390.28                     4.4080162
          Class B  Note  Amount                                                       140,304.00                     5.3333333
          Certificates  Amount                                                        112,535.50                     6.4166667


(iii) Total Pool Balance of Notes and Certificates (end of Collection Period)      78,405,366.67


(iv)    Class A-1 Notes Balance (end of Collection Period)                                  0.00
        Class A-1 Pool Factor (end of Collection Period)                                                             0.0000000
        Class A-2 Notes Balance (end of Collection Period)                                  0.00
        Class A-2 Pool Factor (end of Collection Period)                                                             0.0000000
        Class A-3 Notes Balance (end of Collection Period)                         34,560,366.67
        Class A-3 Pool Factor (end of Collection Period)                                                             0.7490164
        Class B Notes Balance (end of Collection Period)                           26,307,000.00
        Class B Pool Factor (end of Collection Period)                                                               1.0000000
        Certificates Balance (end of Collection Period)                            17,538,000.00
        Certificates Pool Factor (end of Collection Period)                                                          1.0000000


(v)   Basic Servicing Fee                                                              69,609.09                     0.1526562


(vi)  Aggregate Net Losses                                                             72,473.86
      Aggregate Realized Losses                                                       213,635.48
      Cummulative Net Losses for all periods                                       22,067,364.16


(vii)   Reserve Account Balance after Giving Effect to Payments                     6,839,790.00
       Made on Distribution Date
        Specified Reserve Account Balance after Giving Effect to Payments           6,839,790.00
       Made on Distribution Date
        Draws on Reserve Account                                                            0.00
        Deposits to Reserve Account                                                         0.00

                          KEY AUTO FINANCE TRUST 1997-1

             MONTHLY STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS
                          Servicer: Key Bank USA, N.A.

                    Indenture Trustee: Bankers Trust Company
                  Owner Trustee: Chase Manhattan Bank Delaware

Collection Period:  December 1 to December 31, 1999
Distribution Date:  January 18, 2000

Statement for Class A and Class B Noteholders and Certificateholders                                Per $1,000 of Original
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                            Class A/Class B
                                                                                                      Certificate Amount
                                                                                                 ------------------------------
(viii)   Class A-1 Notes Interest Carryover Shortfall                                       0.00         0.0000000
         Class A-2 Notes Interest Carryover Shortfall                                       0.00         0.0000000
         Class A-3 Notes Interest Carryover Shortfall                                       0.00         0.0000000
         Class B Notes Interest Carryover Shortfall                                         0.00         0.0000000
         Certificates Interest Carryover Shortfall                                          0.00         0.0000000
         Class A-1 Notes Principal Carryover Shortfall                                      0.00         0.0000000
         Class A-2 Notes Principal Carryover Shortfall                                      0.00         0.0000000
         Class A-3 Notes Principal Carryover Shortfall                                      0.00         0.0000000
         Class B Notes Principal Carryover Shortfall                                        0.00         0.0000000
         Certificates Principal Carryover Shortfall                                         0.00         0.0000000


(ix)  Additional Principal Distributable Amount                                             0.00

(x)    Aggregate Purchase Amount of Receivables Repurchased by the                          0.00
       Seller or purchased by Servicer

(xi)  Delinquent Contracts

                                                                           Number                        Balance
                                                                  -------------------------------------------------------
           30-59 Days                                                       628                       4,357,145.78
           60-89 Days                                                       223                       1,421,555.59
           90 Days or More                                                  135                         940,224.94
           Financed Vehicles repossessed but not yet Charged-off             41                         262,214.14


ADDITIONAL INFORMATION REQUESTED BY BLOOMBERG:
----------------------------------------------

Weighted Average Coupon of Remaining Portfolio (WAC)                                   0.1273327
Weighted Average Remaining Term of Remaining Portfolio                                25.8754437

Net Loss Ratio as of Each Collection Period
     (i)   Second Preceding Collection Period                                          0.0012834
     (ii)  Preceding Collection Period                                                 0.0034453
     (iii) Current Collection Period                                                   0.0008676
     (iv)  Three Month Average                                                         0.0018654

Ending Portfolio Balance                                                           78,405,366.67

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